Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-251769

Goldman Sachs Physical Gold ETF

Supplement dated February 3, 2022

to the

Prospectus dated January 8, 2021

This Supplement dated February 3, 2022 amends and supplements the prospectus dated January 8, 2021 (the “Prospectus”), and should be read in conjunction with, and must be delivered with, the Prospectus.

Effective on or about the open of trading on February 3, 2022 (the “Effective Date”), the primary listing exchange of Goldman Sachs Physical Gold ETF Shares (the “Shares”) is Cboe BZX Exchange, Inc. All references to NYSE Arca, Inc. as the primary listing exchange of the Shares are changed to Cboe BZX Exchange, Inc. on the Effective Date.

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Please retain this Supplement with your Prospectus for your reference.